Exhibit 99.1

Contacts:
	William B. Skoglund Chairman, President and CEO Old Second Bancorp, Inc. (630) 892-0202	J. Douglas Cheatham Executive Vice President and CFO Old Second Bancorp, Inc. (630) 892-0202

FOR IMMEDIATE RELEASE

OLD SECOND BANCORP, INC. ANNOUNCES EXCHANGE OFFER AND

OTHER POTENTIAL CAPITAL INITIATIVES TO STRENGTHEN CAPITAL POSITION

Aurora, Illinois (June 22, 2010) — Old Second Bancorp, Inc. (“Old Second” or the “Company”) (NasdaqGS: OSBC), today announced that it has commenced an offer to exchange a portion of the $31.6 million outstanding liquidation amount of the 7.80% Capital Securities (the “Capital Securities”) issued by Old Second Capital Trust I for newly issued shares of common stock of the Company.  This exchange offer of trust preferred securities for common stock is the first component of a contemplated multi-faceted capital strategy designed to strengthen the Company’s capital position.

The Exchange Offer

The exchange offer represents an opportunity to strengthen the composition of Old Second’s capital base by increasing its Tier 1 common and tangible common equity ratios, while also reducing the approximately $2.5 million annual interest expense associated with the Capital Securities.  By increasing its common equity component through the exchange offer and the other contemplated components of its capital strategy, which are described below, Old Second expects to have increased capital flexibility to take advantage of market opportunities and implement its long-term strategies.  The exchange offer will expire at 11:59 p.m., New York City time, on August 2, 2010, unless extended (the “Expiration Date”).  The Company may extend the Expiration Date of the exchange offer and may terminate the exchange offer early.

For each $10.00 liquidation amount of Capital Securities accepted in accordance with the terms of the exchange offer, Old Second will issue a number of shares of its common stock equal to $7.50 divided by the Relevant Price (as defined below).  This represents a 26.1% premium over the last reported sales price of the Capital Securities on The Nasdaq Global Select Market prior to the announcement of the exchange offer.  The Company will also pay cash for any accrued and unpaid distributions on any Capital Securities accepted in the exchange offer up until, but excluding, the date of settlement of the exchange offer.  No early tender premium will be paid for Capital Securities tendered.  The “Relevant Price” is equal to the average volume weighted average price of Old Second’s common stock for each of the five consecutive trading days ending on and including the second trading day immediately preceding the Expiration Date of the exchange offer (the “Pricing Date”).

The Company will issue no more than 6,000,000 shares of its common stock, in the aggregate, in the exchange offer and in a possible separate private exchange of its common stock for capital securities held by certain holders of Old Second Capital Trust II (discussed below); provided, however, that if the Stockholder Approval (as defined below) is not obtained prior to the expiration of the exchange offer, the Company will issue no more than 2,750,000 shares of its common stock, in the aggregate, in the exchange offer and the potential separate private exchange to comply with Nasdaq listing rules.  The Company will prorate tendered Capital Securities, as necessary, to remain within the applicable limit.

The Relevant Price and the exchange ratio for the exchange offer will be announced in a press release prior to 9:00 a.m., New York City time, on the first trading day following the Pricing Date.  The Pricing Date for each exchange offer will be July 29, 2010, subject to extension.

On June 22, 2010, the Company filed a preliminary proxy statement with the Securities and Exchange Commission in connection with a special meeting of stockholders to be held in the third quarter of 2010.  At the special meeting, the Company will ask its stockholders to approve the issuance of additional shares of its common stock in connection with the exchange offer to comply with Nasdaq Marketplace Rule 5635 (the “Stockholder Approval”).  Depending on a number of factors, including the Relevant Price and the amount of Capital Securities tendered in the exchange offer, the exchange offer could result in the issuance by the Company of a number of shares that exceeds 20% of its currently outstanding shares at an effective price that is less than the greater of the Company’s book value or market value per share.  Accordingly, at the special stockholder meeting, the Company will seek approval to issue up to 6,000,000 shares in the exchange offer and the potential separate private exchange.  As noted above, if the Stockholder Approval is not obtained, the Company will issue no more than 2,750,000 shares of its common stock, in the aggregate, in the exchange offer and the potential separate private exchange, which amounts to less than 20% of its currently outstanding shares.

The complete terms and conditions of the exchange offer are set forth in the Offering Memorandum and Letter of Transmittal for the exchange offer (the “Exchange Offer Documents”), which are being sent separately to holders of the Capital Securities by D.F. King & Co., Inc., the exchange agent.  The description of the exchange offer in this press release is only a summary and is qualified in its entirety by reference to the Exchange Offer Documents.  Holders are urged to read the Exchange Offer Documents for the exchange offer carefully.  Copies of the Exchange Offer Documents may be obtained from D.F. King & Co., Inc.  Holders may contact D.F. King & Co., Inc. at (800) 628-8536 or, for bankers and brokers, at (212) 269-5550.  Holders may also obtain the relevant Exchange Offer Documents by contacting Old Second at (630) 892-0202.

The exchange offer is being made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act.  This press release is for informational purposes only and is neither an offer to purchase nor a solicitation to buy any of the common stock and/or the Capital Securities, nor is it a solicitation for acceptance of the exchange offer.  Old Second is making the exchange offer only by, and pursuant to the terms of, the Exchange Offer Documents.  The exchange offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  None of Old Second, its financial or legal advisors, the trustees of Old Second Capital Trust I, the information agent, the exchange agent or any of their respective affiliates is making any recommendation as to whether holders should tender their Capital Securities in connection with the exchange offer.

Other Capital Initiatives

Like a large number of financial institutions across the United States, we have been impacted by the general adverse economic conditions that have affected the nation and our markets over the past several years.  As a result of this economic downturn and the depressed real estate markets, we have experienced a decline in the performance of our loans, particularly real estate construction and development loans.  In late 2009, Old Second National Bank (the “Bank”) entered into a Memorandum of Understanding with the Office of the Comptroller of the Currency (the “OCC”), in which we agreed to implement a variety of programs and policies to reduce the level of credit risk in the Bank, none of which we believe are material to our operations or business strategy.  As discussed in our annual report to shareholders and our other financial reports, we also agreed with the OCC to maintain the Bank’s regulatory capital ratios at levels in excess of the general minimums required to be considered “well capitalized” under OCC regulations.

To enhance our capital position and give us added flexibility to take advantage of market opportunities and implement our long-term growth strategies, we have been exploring a multi-faceted capital strategy intended to improve our capital position.  In addition to the exchange offer described above, our capital strategy also includes the following components:

Exchange of Series B Preferred Stock — In May, 2010, we made a proposal to the U.S. Department of the Treasury (the “Treasury”) to exchange the $73.0 million of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) issued under the Capital Purchase Program (the “CPP”) of the Troubled Asset Recovery Program for a like amount of fixed rate trust preferred securities that would carry the same interest rate as the dividend rate on the Series B Preferred Stock but would have a 30-year, instead of perpetual, term.  Because the interest rate on these securities would be substantially less than similar securities issued in the open market, we would expect to record a pretax gain upon issuance to reflect the discount.  No assurance can be given that the Treasury will agree to such an exchange or as to the terms of any exchange and we expect that, in light of the uncertainty about the regulatory capital treatment of trust preferred securities under the so-called Collins Amendment to the financial regulatory reform bill, H.R. 4173, currently being considered by the U.S. Congress, we will not receive a decision from Treasury on our application until there is more clarity on this issue.  Furthermore, even if our application eventually is approved, our management would need to determine at such time whether to affect such an exchange, based on the prevailing market conditions as well as the current status of H.R. 4173 and the Collins Amendment, which was initially approved by the U.S. Senate after we submitted our proposal to Treasury.

Issue Additional Common Stock — We currently have on file with the Securities and Exchange Commission an effective “shelf” registration statement on Form S-3 with the SEC, pursuant to which we may offer and sell, from time to time, in one or more offerings, up to $150 million of our securities, including shares of our common stock.  As currently contemplated, a significant component of our capital plan is to conduct a common stock offering in the future, depending on a number of factors, including the suitability of the capital markets.  We currently do not have any definitive plans, understandings, agreements or commitments to issue additional shares of our common stock.  However, we have engaged a financial advisor to provide us with advisory services in connection with our overall capital strategy, including assisting us in evaluating a potential common stock offering.  To position us to conduct a common stock offering if market conditions permit, and in connection with the exchange offer, at the special meeting of stockholders scheduled for the third quarter of this year, at which we will be seeking the Stockholder Approval for the exchange offer and the potential separate private exchange referred to previously, we also will be seeking stockholder approval of an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 shares to 60,000,000 shares.

Proposed Exchange of Capital Trust II Securities — As mentioned above, the Company may privately negotiate an exchange of its common stock in exchange for capital securities of Old Second Capital Trust II, which will be done separately from the proposed exchange discussed above.  No terms have been agreed to at this time between the Company and any holders of the capital securities of Old Second Capital Trust II.

The completion of the foregoing transactions is not a condition to the exchange offer relating to the Capital Securities of Old Second Capital Trust I and the completion of that exchange offer is not a condition to the completion of the foregoing transactions.  There can be no assurance that the exchange offer, or our other capital initiatives, will be completed on the terms assumed herein or at all.

Important Information

Old Second will file with the SEC and mail to its stockholders a proxy statement in connection with the special meeting of stockholders to approve the matters described in this release.  Stockholders are urged to read the proxy statement relating to the special meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information.  Stockholders will be able to obtain a free copy of the proxy statement and other documents (when available) that Old Second files with the SEC at the SEC’s website at www.sec.gov and Old Second’s website at www.oldsecond.com.  In addition, the proxy statement and other documents (when available) filed by Old Second with the SEC may be obtained from Old Second free of charge by directing a request to Old Second Bancorp, Inc., Attn: Investor Relations, 37 South River Street, Aurora, Illinois 60506.

Special Note on Forward-Looking Information

This press release contains forward-looking statements, including statements about the Company’s financial condition, results of operations, long-term growth strategies, and the completion and effect of the exchange offer.  These statements are not historical facts but instead represent only the Company’s current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  Old Second’s actual results and financial condition, as well as the effect of the exchange offer, may differ, possibly materially, from those indicated in these forward-looking statements.  For a discussion of the factors that could cause actual results to differ materially from those described in the forward-looking statements, consult Old Second’s Annual Report on Form 10-K for the year ended December 31, 2009, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and subsequent filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website (www.sec.gov), as well as the Exchange Offer Documents.

About Old Second Bancorp, Inc.

Old Second Bancorp, Inc., is a financial services company with its headquarters located in Aurora, Illinois.  Old Second is the holding company for Old Second National Bank, a national banking organization headquartered in Aurora, Illinois, which provides commercial, treasury management and retail banking services, as well as trust and wealth management services, through offices located in Cook, Kane, Kendall, DeKalb, DuPage, LaSalle and Will counties in Illinois.  Old Second’s common stock is traded on the NASDAQ Global Select Market under the symbol OSBC.  Additional information concerning Old Second can be accessed on the internet at www.oldsecond.com.